Exhibit 5.1

FROST BROWN TODD LLC

ATTORNEYS

KENTUCKY • INDIANA • OHIO • PENNSYLVANIA • TENNESSEE • TEXAS • VIRGINIA • WEST VIRGINIA

January 24, 2017

Almost Family, Inc.

9510 Ormsby Station Road

Suite 300

Louisville, Kentucky 40223

Re:                             Sale of up to 3,450,000 shares of Almost Family, Inc.

Ladies and Gentlemen:

We have acted as counsel for Almost Family, Inc., a Delaware corporation (the “Company”), with respect to the offering of its common stock, par value $0.10 per share (the “Common Stock”), by the Company pursuant to the Underwriting Agreement dated January 19, 2017 (the “Underwriting Agreement”) between the Company and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting as Representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”). The Underwriting Agreement provides for the purchase by the Underwriters of 3,450,000 shares of the Common Stock (the “Shares”). The Shares are to be offered and sold by the Company pursuant to a prospectus supplement dated January 19, 2017 (the “Prospectus Supplement”), and the accompanying base prospectus dated June 15, 2015 (the “Base Prospectus” and collectively with the Prospectus Supplement, the “Prospectus”), that form part of the Company’s registration statement on Form S-3, as amended (File No. 333-204584) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined and relied, as to factual matters, upon originals, or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, statements of public officials and Company officers and directors, and such other instruments, including, without limitation, the Registration Statement, the Underwriting Agreement, minutes and corporate records of the Company’s Board of Directors as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Based on the foregoing and subject to the assumptions and qualifications expressed herein, we are of the opinion that the Shares to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized, and when delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the Commonwealth of Kentucky and do not hold ourselves out as experts on, or as generally familiar with, or qualified to express opinions under, laws other than the laws of the

Commonwealth of Kentucky, the United States, and the General Corporation Law of the State of Delaware, and the opinion given hereunder is limited thereto.

This opinion is being rendered for the benefit of the Company in connection with the matters expressly stated herein, and no other opinions are implied by, or are to be inferred from, this letter. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K filed by the Company on January 24, 2017, which is incorporated by reference into the Registration Statement, and to the reference to our name under the caption “Legal Matters” in the Prospectus Supplement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

FROST BROWN TODD LLC

By	/s/ James A. Giesel, Member